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                                      EXHIBIT 1

                                      AGREEMENT
                                         TO
                              JOINTLY FILE SCHEDULE 13D

     The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of Securities of Option Care, Inc. and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.


DATED: October 5, 1999
       Chicago, Illinois           EJ FINANCIAL INVESTMENTS III, L.P.




                                   BY: /s/ JOHN N. KAPOOR
                                      -----------------------------
                                      JOHN N. KAPOOR
                                      Its Managing General Partner


DATED: October 5, 1999                 /s/ JOHN N. KAPOOR
       Chicago, Illinois              -----------------------------
                                      JOHN N. KAPOOR